[OBJECT OMITTED]     BDO Seidman, LLP                125 South Market, Suite 800
                     Accountants and Consultants     San Jose, CA 95113
                                                     Telephone:  (408) 278-0220
                                                     Fax:  (408) 278-0230




Exhibit 7.1
-----------



June 20, 2001



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.   20549

Gentlemen:

We have read the statements made by Human Pheromone Sciences, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 15, 2001. We are in agreement with the statements contained therein insofar as they relate to our firm.



Very truly yours,


BDO Seidman, LLP






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